EXHIBIT II

No. 1                                                                 $1,900,000

                             PONDER INDUSTRIES, INC.

                       Senior Convertible Promissory Note
                               due January 1, 1999

THIS SENIOR CONVERTIBLE PROMISSORY NOTE (THE "SENIOR NOTE") IS ISSUED PURSUANT TO THE TERMS OF, IS ENTITLED TO THE BENEFITS OF, AND TRANSFER THEREOF IS RESTRICTED BY, A SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") OF EVEN DATE HEREWITH BETWEEN PONDER INDUSTRIES, INC. AND THE HOLDERS OF SENIOR NOTES. A COPY OF THE PURCHASE AGREEMENT IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY. TERMS USED HEREIN WHICH ARE NOT DEFINED HEREIN HAVE THE SAME MEANINGS USED IN THE PURCHASE AGREEMENT UNLESS THE CONTEXT OTHERWISE REQUIRES.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

               FOR VALUE RECEIVED, the undersigned Ponder Industries, Inc., a Delaware corporation (the "Company"), hereby promises to pay to WHITE OWL CAPITAL PARTNERS, the registered holder or registered assigns hereof (the "Holder"), the principal amount of One Million Nine Hundred Thousand ($1,900,000) Dollars payable on the 1st day of January, 1999 (the "Maturity Date"), together with interest on the outstanding principal amount of this Senior Note at a rate equal to the Prime Rate of interest of Citibank, N.A. plus 200 basis points, calculated on the basis of a 360-day year or the actual number of days elapsed. Such interest shall begin to accrue on July 1, 1998, and shall be payable monthly on the last day of each month that this Senior Note is outstanding, commencing on July 31, 1998, and at the Maturity Date. This Senior Note shall, in addition, bear interest payable at the Default Rate (as hereinafter defined) in certain circumstances as hereinafter provided ("Default Interest").


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        1.    Payments and Prepayments.

               1.1. Payments of principal and interest on this Senior Note shall be made to the Holder at the address set forth in the Purchase Agreement or on the Senior Convertible Promissory Note Register or such other place or places within the United States as may be specified by the Holder of this Senior Note in a written notice to the Company at least 10 Business Days before a given payment date.

               1.2. Payments of principal and interest on this Senior Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment.

               1.3. If any payment on this Senior Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to close, the due date of such payment shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

               1.4. The Company shall not be entitled to prepay this Senior Note either in whole or in part.

               2. Obligation Absolute. The obligations under this Senior Note are absolute and unconditional obligations of the Company, subject to Sections 3, 4 and 5 below, and no modification, release, consent, waiver, removal, rearrangement or amendment shall impair the obligations of the Company hereunder.

               3. Purchase Agreement.

               This Senior Note is issued simultaneously with other Senior Notes of like tenor in an aggregate principal amount of up to $2,500,000, pursuant to the Purchase Agreement of even date herewith among the Company and the holders of the Senior Notes, which Purchase Agreement contains provisions as to Events of Default (inclusive of acceleration provisions with respect thereto) and other terms of the Senior Notes. The foregoing provisions of the Purchase Agreement and the representations and warranties of the Company set forth in the Purchase Agreement are hereby incorporated herein as if set forth at length herein, which provisions and representations shall survive the execution and delivery hereof so long as any amount is owed under this Senior Note. Any notice herein required shall be given in accordance with the notice provisions of the Purchase Agreement.



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               4. Detachable Warrants.

               Contemporaneously with the execution and delivery hereof pursuant to the Purchase Agreement, The Company has issued to the Holder a detachable warrant to purchase 1.6 shares of the Common Stock, for each $1 principal amount of this Senior Note at an initial warrant exercise price of $0.625 per share of Common Stock.

               5. Conversion Right.

               (a) The Holder of this Senior Note shall have the right, exercisable at any time while this Senior Note is outstanding, by notice to the Company at its principal office, to cause the conversion of this Senior Note at the principal amount hereof into that number of shares of the Common Stock of the Company, obtained by dividing the aggregate face amount of this Senior Note by the exercise price per share of the detachable warrants of the Company (the "Conversion Price Per Share"). The Conversion Price Per Share and the securities or other property to be issued upon conversion of this Senior Note shall be subject to adjustment in the same manner as the exercise price per share of the detachable warrants of the Company and the securities or other property to be issued upon exercise of such warrants.

               (b) Subject to the right of the person in whose name this Senior
Note is registered on the record date to receive all interest (including Default Interest) on such Senior Note accrued through the date of conversion, no adjustment for interest (including Default Interest) or dividends will be made upon the conversion of this Senior Note. No fractional shares will be issued upon conversion, but if the conversion results in a fraction, an appropriate amount will be paid by the Company in cash. This right of conversion shall cease upon payment in full of all principal and accrued interest and Default Interest and other amounts due in respect of this Senior Note, provided that the right of conversion shall not cease upon a prepayment of this Senior Note without the consent of the Holder.

               (c) The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of the conversion right under this Senior Note such number of shares of its Common Stock as shall be required for issuance upon exercise of conversion rights under this Senior Note and that the par value of such shares will at all times be less than or equal to the lesser of $0.625 per share or the applicable Conversion Price Per Share. The Company further agrees that all shares which may be issued upon the exercise of any rights represented by this Senior Note will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof other than income or gross receipt taxes and taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.



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               (d) Notices to Holders.

                      (i)
                             Notice of Record Date. In case, at any time while
                this Senior Note is outstanding:

                      (A) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of any conversion rights under this Senior Note) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                      (B) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                      (C) of any voluntary dissolution, liquidation or winding-up of the Company;

               then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the conversion rights under this Senior Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified, or if no record date shall have been specified therein, at least 30 days prior to such other specified date.

                      (ii) Notice of Adjustments. Whenever any Conversion Price
               Per Share shall be adjusted, pursuant to Section 5(a) hereof, the Company shall promptly make a certificate signed by its Chairman, its CEO, its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant




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               Secretary, setting forth in reasonable detail, the event
               requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Conversion Price Per Share after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail postage prepaid) to the Holder of this Senior Note.



               6. Default Interest.

               Upon any default in the payment of any interest, principal or other payment required hereunder, such payment and the unpaid principal balance hereof shall bear interest thereafter at the rate of five percent (5%) per annum in excess of the then current applicable rate of interest being charged hereunder, or at the highest permissible legal rate, which ever is lower (the "Default Rate"), until the default shall have been cured.

               7.     Senior Note Holder Not a Stockholder.

               The Holder of this Senior Note, as such, shall not be entitled by reason of this Senior Note to any rights whatsoever as a stockholder of the Company.

               8.     Applicable Interest Rate.

               The Holder of this Senior Note, on the one hand, and the Company, on the other hand, intend that the obligations evidenced by the Senior Notes conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and the Holder of this Senior Note, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to such Holder, or collected by such Holder, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to the Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Holder of this Senior Note ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and under this Senior Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company or to any other person making such payment on the Company's behalf.




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               9.     LAW GOVERNING.

               THIS SENIOR NOTE AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

               10.    SUBMISSION TO JURISDICTION;

                      Service of Process     .

               (a) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SENIOR NOTE, THE PURCHASE AGREEMENT OR ANY OTHER EXHIBIT TO THE PURCHASE AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

               (b) In relation to any dispute arising out of or in connection with this Senior Note, the Purchase Agreement or any other Exhibit thereto, and for the exclusive benefit of the Holder, the Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, and to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Senior Note, the Purchase Agreement or any other Exhibit thereto or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, that it is not personally subject to the jurisdiction of the above named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Senior Note, the Purchase Agreement or any other Exhibit thereto or the subject matter hereof or thereof may not be enforced in or by such courts. The Company hereby agrees that process against it may be served by mail or delivery of service of process in any of the aforementioned action, suits or proceedings to C T Coporation System, 1633 Broadway, New York, New York 10019 (such agent being hereinafter called the "Process Agent"), which the Company hereby irrevocably designates and appoints as its attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service to such office or upon such agent shall constitute valid service upon the Company. The Company hereby directs the Process Agent to receive and accept all process on its behalf. The Company shall promptly notify the Holder of any change in the address of the Process Agent and may, with prior notice given to Holder, appoint a successor




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Process Agent; provided, however, that if the Process Agent shall at any time cease to exist or its agency shall for any reason cease, the Company shall designate forthwith a successor Process Agent in the County and State of New York and shall give prompt notice of such designation to the Holder, together with evidence of the acceptance of any such appointment. The Company agrees irrevocably to the service of process of any of the aforementioned courts in any suit, action or proceeding described above by mailing of copies of such process to the Company at its address specified in Section 6.7 of the Purchase Agreement. Nothing herein shall preclude service of process in any other manner permitted by applicable law or prohibit the Holder from commencing legal proceedings against the Company or any of its properties in any other jurisdiction.

               11.    WAIVER OF TRIAL BY JURY.

               TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SENIOR NOTE OR THE PURCHASE AGREEMENT OR ANY OTHER EXHIBIT THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE HOLDERS IN THE NEGOTIATION OR ENFORCEMENT HEREOF OR THEREOF.

               IN WITNESS WHEREOF, the Company has signed this Senior Note as of the 15th day of October, 1997.

                                        PONDER  INDUSTRIES, INC.

                                        By: /s/ EUGENE L. BUTLER
                                            ---------------------------------
                                            Name:   Eugene L. Butler
                                            Title:  President


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